Exhibit 20.4
Page 1 of 6

                  MONTHLY SERVICER AND SETTLEMENT CERTIFICATE #1

                            DEALER NOTE MASTER TRUST


                                   DEALER NOTE
                            ASSET BACKED CERTIFICATES
                                  SERIES 2000-1


Under the Series 2000-1 Supplement dated as of July 28, 2000 (the "Supplement") by and among Navistar Financial Corporation, ("NFC"), Navistar Financial Securities Corporation ("NFSC") and The Bank of New York, as trustee (the "Master Trust Trustee") to the Pooling and Servicing Agreement dated as of June 8, 1995 (as amended and supplemented, the "Agreement") by and among NFC, NFSC, the Master Trust Trustee and The Chase Manhattan Bank, as 1990 Trust Trustee, the Master Trust Trustee is required to prepare certain information each month regarding current distributions to certain accounts and payments to Series 2000-1 Certificateholders as well as the performance of the Master Trust during the previous month. The information which is required to be prepared with respect to the Distribution Date of August 25, 2000, the Transfer Date of August 24, 2000, and with respect to the performance of the Master Trust during the Due Period ended on July 31, 2000, and the Distribution Period ended August 25,
2000, is set forth below. Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Master Trust as a whole. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement and the Supplement.

1.     NFC is Servicer under the Agreement.

2.     The undersigned is a Servicing Officer

3.     Master Trust Information:

       3.1   The amount of the Advance, if any, for the Due           518,959.62
             Period

       3.2   The amount of NITC Finance Charges for the Due         4,235,025.87
             Period

       3.3   The average daily balance of Dealer Notes          1,181,482,794.45
             outstanding during the Due Period

       3.4   The total amount of Advance Reimbursements for                 0.00
             the Due Period

       3.5   The aggregate principal amount of Dealer Notes       332,026,625.71
             repaid during the Due Period.

       3.6   The aggregate principal amount of Dealer Notes       232,817,309.59
             purchased by the Master Trust during the Due
             Period.

       3.7   The amount of the Servicing Fee for the Due              944,309.35
             Period.

Exhibit 20.4
Page 2 of 6

       3.8   The average daily Master Trust Seller's              237,722,015.58
             Interest during the Due Period.

       3.9   The Master Trust Seller's Interest as of the         173,920,460.94
             Distribution Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       3.10  The aggregate amount of Collections for the          370,835,884.97
             Due Period.

       3.11  The aggregate amount of Finance Charge                10,838,909.47
             Collections for the Due Period.

       3.12  The aggregate amount of Principal Collections        359,996,975.50
             for the Due Period.

       3.13  The amount of Dealer Note Losses for the Due                   0.00
             Period.

       3.14  The aggregate amount of Dealer Notes as of the     1,133,171,243.17
             last day of the Due Period.

       3.15  The aggregate amount of funds on deposit in           27,970,349.79
             the Excess Funding Account as of the end of the last day of the Due Period (after giving effect to the transactions set forth in
             Article IV of the Supplement and Article IV of the Agreement.

       3.16  Eligible Investments in the Excess Funding
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment.                   0.00

             c.  The rate of interest applicable to each                   0.00%
                 such Eligible Investment.

             d.  The rating of each such Eligible Investment                0.00

       3.17  The aggregate amount of Dealer Notes issued           11,046,255.87
             to finance OEM Vehicles, as of the end of the Due Period.

       3.18 The Dealers with the five largest aggregate outstanding principal amounts of Dealer Notes in the Master Trust as of the end of the Due
             Period.

             i)       Freund Equipment Inc.
             ii)      Texas Truck Center of Houston Ltd.
             iii)     Southland International Trucks
             iv)      Longhorn International Trucks Ltd.
             v)       Prairie International Trucks

Exhibit 20.4
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       3.19  Aggregate amount of delinquent principal                      0.41%
             payments (past due greater than 30 days) as a percentage of the total principal amount outstanding, as of the end of the Due Period.


4.0    Series 2000-1 Information

       4.1   The Deficiency Amount as of the Transfer Date                  0.00
             (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.2a  The Maximum Subordinated Amount as of the             19,080,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.2b  The Available Subordinated Amount as of the           19,080,000.00
             Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement)

       4.3   The Projected Spread for the following                 2,650,000.00
             Distribution Period.

       4.4   The amount on deposit in the Spread Account as         2,650,000.00
             of the Transfer Date (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.5   The aggregate amount on deposit in the                         0.00
             Liquidity Reserve Account as of the
             Transfer Date (after giving effect to
             the transactions set forth in Article IV of the Supplement.

       4.6   The Invested Amount as of the Distribution           212,000,000.00
             Date (after giving effect to the transactions set forth in Article IV of the Supplement and to the payments made on the Distribution Date).

       4.7   The amount of Series Allocable Dealer Notes                    0.00
             Losses for the Due Period.

       4.8   The amount of Series Allocable Finance Charge          2,214,389.20
             Collections for the Due Period.

       4.9   The amount of Series Allocable Principal              73,547,382.09
             Collections for the Due Period.

       4.10  The amount of Series Principal Account Losses                  0.00
             for the Due Period.

       4.11  The amount of Investor Dealer Note Losses for                  0.00
             the Due Period.

       4.12  The amount of Investor Finance Charge                  1,978,999.63
             Collections for the Due Period.

Exhibit 20.4
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       4.13  The amount of Investor Principal Collections          65,729,295.38
             for the Due Period.

       4.14  The amount of Available Certificateholder's            2,036,121.42
             Interest Collections for the Due Period.

       4.15  The amount of Series 2000-1 Shared Principal          65,729,295.38
             Collections for the Due Period.

       4.16  The aggregate amount of the Series 2000-1                      0.00
             Principal Shortfall, if any, for the Due
             Period.

       4.17  The Seller's Percentage for the Due Period.                  10.63%

       4.18  The Excess Seller's Percentage for the Due                    2.59%
             Period.

       4.19  The aggregate amount of Seller's Principal             7,818,086.72
             Collections for the Due Period.

       4.20  The amount of Available Seller's Finance                 244,468.57
             Charge Collections for the Due Period.

       4.21  The aggregate amount of Available Seller's             5,913,209.52
             Principal Collections for the Due Period.

       4.22  The aggregate amount of Excess Seller's                1,904,877.20
             Principal Collections for the Due Period

       4.23  The Controlled Amortization Amount, if                         0.00
             applicable, for the Due Period.

       4.24  The Minimum Series 2000-1 Master Trust                25,440,000.00
             Seller's Interest as of the Distribution Date
             (after giving effect to the transactions set forth in Article IV of the Supplement).

       4.25  The Series 2000-1 Allocation Percentage for                  20.43%
             the Due Period.

       4.26  The Floating Allocation Percentage for the Due               89.37%
             Period.

       4.27  The Principal Allocation Percentage, if                       0.00%
             applicable, for the Due Period.

       4.28  The total amount, if any, to be distributed on         1,918,883.64
             the Series 2000-1 Certificates on the
             Distribution Date.

       4.29  The total amount, if any, to be distributed on                 0.00
             the Series 2000-1 Certificates on the
             Distribution Date allocable to the Invested
             Amount.

       4.30  The total amount, if any, to be distributed            1,746,468.89
             on the Series 2000-1 Certificates on the Distribution Date allocable to interest on the Series 2000-1 Certificates.

Exhibit 20.4
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       4.31  The Draw Amount as of the Transfer Date.                       0.00

       4.32  The amount of Investor Charge-Offs as of the                   0.00
             Transfer Date.

       4.33  The amount of reimbursement of Investor                        0.00
             Charge-Offs as of the Transfer Date.

       4.34  The amount of the Investor Servicing Fee to be           172,414.75
             paid on such Distribution Date.

       4.35  The aggregate amount of funds on deposit in                    0.00
             the Series Principal Account as of the end of the last day of the Due Period (after giving effect to the payments and adjustments made pursuant to Article IV of the Supplement and of the Agreement).

       4.36  The aggregate amount of funds on deposit in            2,650,000.00
             the Spread Account as of the end of the last day of the Due Period (after giving effect to payments and adjustments made pursuant to
             Article IV of the Supplement and the
             Agreement).

       4.37  Eligible Investments in the Series Principal
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA

             c.  The rate of interest applicable to each                _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
                 Investment.

       4.38  Eligible Investments in the Liquidity Reserve
             Account:

             a.  The aggregate amount of funds invested in                  0.00
                 Eligible Investments.

             b.  Description of each Eligible Investment:                     NA

             c.  The rate of interest applicable to each                _______%
                 such Eligible Investment.

             d.  The rating of each such Eligible                             NA
                 Investment.

       4.39  The amount of Excess Interest Collections for            117,237.78
             the Due Period.

Exhibit 20.4
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       4.40  The amount of Investor Principal Collections          65,729,295.38
             treated as Shared Principal Collections for the Due Period.

       4.41  The amount of Excess Interest Collections for                  0.00
             the Due Period Allocated to other Series.

       4.42  The amount of Investor Principal Collections                   0.00
             treated as Shared Principal Collections for the Due Period allocated to Other Series.

       4.43  The percentages and all other information                        NA
             calculated pursuant to Sections 6.01 of the Supplement.

       4.44  The amount of Remaining Available Seller's                     0.00
             Principal Collections for the Due Period.

       4.45  The amount of Series 2000-1 Shared Seller's            7,818,086.72
             Principal Collections for the Due Period.

       4.46  The aggregate amount of Shared Seller's                        0.00
             Principal Collections from Other Series for the Due Period.

       4.47  The amount of all Shared Seller's Principal                    0.00
             Collections allocated to Series 2000-1 for the Due Period.

       4.48  The aggregate amount of all Shared Seller's                    0.00
             Principal Collections allocated to Other
             Series for the Due Period.



IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 9th day of August, 2000.



                                   NAVISTAR FINANCIAL CORPORATION,
                                   As Servicer


                                   By:  R. Wayne Cain
                                   Vice President & Treasurer